UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 1, 2009


                            Phantom Fiber Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                     001-15627                 042451506
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

144 Front Street, Suite 580, Toronto, Ontario, Canada            M5J 2L7
     (Address of principal executive offices)                   (zip code)

                                 (416) 703-4007
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective March 24th 2009, Kevin H. Kading was appointed as a director of Phantom Fiber Corporation (the "Company") to fill vacancies on the Board of Directors. There was no arrangement or understanding between Messrs. Kading and any other person pursuant to which they were selected as directors. Mr. Kading has not been named to a committee of the Board of Directors and the Company at this time has not determined which, if any, committee of the Board of Directors Mr. Kading will be named.

     Kevin Kading, age 51, currently serves as the Chairman of the Board and CEO for Kading Companies, SA a holding company with interests in a medical device company; reconnaissance & surveillance company and automotive parts company. Prior to founding Kading Companies, from the late 1970's through 1995 Mr. Kading was in the investment banking industry with positions ranging from retail stock broker to institutional sales and owning 100% of an investment banking firm.

     Except as described above there has been no other transaction during the last two years, or any proposed transaction, to which the Company was or is to be a party, and in which Messrs. Kading had or is to have a direct or indirect material interest.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Phantom Fiber Corporation


Dated: April 1, 2009                  By: /s/ Jeffrey Halloran
                                         ---------------------------------------
                                      Name:  Jeffrey Halloran
                                      Title: President, Chief Executive Officer,
                                             and Director

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